Exhibit 10.1

SECOND AMENDMENT OF
INVESTMENT AGREEMENTS

This Second Amendment of Investment Agreements (this "Amendment") is entered into and made effective as of June 30, 2015 (the "Effective Date"), by and among RiceBran Technologies (formerly known as NutraCea), a California corporation ("RBT"), and AF Bran Holdings-NL LLC ("AFBH-NL") and AF Bran Holdings LLC ("AFBH"), in each case, a Delaware limited liability company (AFBH-NL and AFBH being referred to collectively as "AF" or "AF") and Nutra SA, LLC, a Delaware limited liability company (the "Company") and Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil ("Irgovel"). The Company, Irgovel, RBT and AF are sometimes referred herein collectively as the "Parties."

WHEREAS, certain of the Parties entered into a Contribution and Subscription Agreement (the "Contribution Agreement") dated as of December 24, 2012 (as amended on January 29, 2013), a Membership Interest Purchase Agreement dated as of December 29, 2010 (as amended on January 18, 2011), a Second Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC dated as of December 24, 2012 (the "LLC Agreement"), an Investor Rights Agreement dated as of January 18, 2011 ("Investor Rights Agreement"), a Waiver of Investor Rights Agreement dated as of December 6, 2013 (the "IRA Waiver"), and an Amendment of Investment Agreements dated as of October 31, 2013 ("First Amendment" and collectively, the "Original Agreements");

WHEREAS, in December of 2013, RBT contributed to the Company $3,000,000 as required pursuant to Section 2(e) of the Contribution Agreement, as such Section was amended and restated pursuant to the First Amendment, and has continued to make additional Capital Contributions required by the Company for the operations of Irgovel, the Company's wholly-owned subsidiary;

WHEREAS, from the date of the formation of the Company through April 30, 2015, RBT has contributed a total of $28,405,000 to the Company and AF has contributed a total of $14,445,000 to the Company;

WHEREAS, during May 2015, in order to assist with regard to cash flow requirements of the Company and Irgovel, RBT prepaid Irgovel $550,000 for certain product purchases ("Prepayment"), and in exchange for the Prepayment, RBT was entitled to receive such product purchases valued at the amount of the Prepayment at a later date (the "Product Purchase Rights");

WHEREAS, on or about June 3, 2015, RBT, with the consent of AF, provided an additional Capital Contribution of $1,500,000 to the Company to fund certain Irgovel cash flow requirements ("Additional Capital Contribution");

WHEREAS, the Company and RBT desire for RBT to contribute the Product Purchase Rights to the Company as a $550,000 Capital Contribution by RBT; and have agreed that the Company will contribute the Product Purchase Rights as a Capital Contribution to Irgovel;

WHEREAS, the Additional Capital Contribution of $1,500,000 and the contribution of the Product Purchase Rights valued at $550,000 increase RBT's total Capital Contributions to the Company as of the Effective Date to $30,455,000; and

WHEREAS, the Parties desire to amend and revise certain terms of the LLC Agreement, the IRA Waiver and the Investor Rights Agreement as set forth below. Capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed to them in the LLC Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                   Contribution of Product Purchase Rights.

a.         RBT hereby contributes the Product Purchase Rights to the Company as a Capital Contribution. RBT, AF and the Company each agree that such contribution shall comprise a $550,000 additional Capital Contribution by RBT to the Company as of the Effective Date.

b.        Immediately upon receipt of the Product Purchase Rights, the Company hereby contributes the Product Purchase Rights to Irgovel as a capital contribution to Irgovel. RBT, AF, the Company and Irgovel each agree that such contribution shall comprise a $550,000 additional capital contribution by the Company to Irgovel as of the Effective Date.

2.                   Contribution of Additional Funds. The Parties acknowledge and agree that, in addition to the Additional Capital Contribution of $1,500,000 and the contribution of the Product Purchase Rights valued at $550,000, RBT, in its discretion, may contribute an additional $1,000,000 on the same terms and conditions as the Additional Capital Contribution at any time on or before May 31, 2016.

3.                   Amendment of LLC Agreement. The LLC Agreement is amended as follows:

(a)                 Deletion of AF Yield Payments. Section 7.1 of the LLC Agreement is hereby deleted in its entirety effective as of January 1, 2014. The Company shall have no obligation to pay any AF Yield Payments to AF, whether for past or future accruals. Subsection (y) of Section 6.2.7 and subsection (y) of Section 6.14 and all references to either of such subsections are hereby deleted in their entirety.

(b)                 Distribution of Qualifying Securities. New Section 7.1 of the LLC Agreement is added as follows:

"7.1 Issuance of Qualifying Listed Securities. If RBT engages in a merger, reorganization, share transfer or other business combination with another company of similar or greater size whose primary business operations are in the rice industry on or prior to May 31, 2016 ("Strategic Transaction"), before any further Distributions to AF occur pursuant to Section 7.2, RBT shall have the right, but no obligation, concurrently with or within 30 days following the consummation of the Strategic Transaction, to cause the Company to redeem in full AF's Membership Interest as follows: (x) RBT will contribute to the Company the number of Qualifying Listed Securities that is equal in value to the Capital Contributions of AF as of such date (provided that such Qualified Listed Securities are approved by AF, which approval AF shall not unreasonably withhold or delay), and (y) the Company will immediately thereafter Distribute to AF as a return of capital hereunder, and a full redemption of AF's Membership Interest, (i) such Qualifying Listed Securities, plus (ii) an amount of cash equal to the Capital Contributions of AF as of such date. RBT will provide AF with 5 trading days' notice prior to the contribution described in clause (x) above. The Qualifying Listed Securities Distributed to AF shall be valued at the lower of the average VWAP for (a) the twenty (20) trading days preceding such issuance or (b) the date of the receipt of such issuance (which shall occur following the close of normal trading on such day); provided that such Qualifying Listed Securities shall be registered and free and clear of all liens and restrictions on transfer, in whole or in part. The foregoing shall be subject to compliance with all applicable securities laws and listing requirements, and the Parties agree to cooperate in good faith to accomplish the foregoing."

(c) Certain Definitions. Article II of the LLC Agreement is hereby amended to delete in their entirety the defined terms and corresponding definitions "AF Unpaid Yield," "AF Yield" and "AF Yield Percentage." Article II of the LLC Agreement is further amended to add certain new defined terms and definitions and to amend and restate in their entirety certain other defined terms and definitions as follows:

"Additional Capital Preference Percentage" means (i) with respect to RBT, the percentage that the RBT Additional Capital Contributions comprises of the total of the RBT Additional Capital Contributions plus $14,445,000, and (ii) with respect to AF, the percentage that $14,445,000 comprises of the sum of (x) the RBT Additional Capital Contributions plus (y) $14,445,000.

"Drag Along Trigger Date" means the earliest of: (i) January 1, 2018; or (ii) the Bankruptcy of RBT.

"Qualifying Listed Securities" means the securities registered under the Securities Act of 1933, as amended, of the surviving entity of a Strategic Transaction, or of the listed direct or indirect parent of such entity, that has stock with a market capitalization in excess of $75 million that is registered on the New York Stock Exchange, the NASDAQ or the NYSE MKT LLC.

"RBT Additional Capital Contributions" means the total Capital Contributions by RBT to the Company on or after June 3, 2015, not to exceed an aggregate maximum of $3,050,000.

"Selling Members" means, collectively, the Transferring Member and all Participating Members pursuant to Section 9.5.

"Strategic Transaction" has the meaning set forth in Section 7.1.

"Unreturned AF Capital Contributions" means as of any date of determination (i) the product of (but not less than zero) of two (2) times the Capital Contributions of AF, less (ii) the aggregate amount of Distributions paid to AF in respect of AF's Units pursuant to Sections 7.2.1 and 7.2.2.

"Unreturned RBT Additional Capital Contributions" means, as of any date of determination, the total (but not less than zero) of the RBT Additional Capital Contributions, less the aggregate amount of Distributions paid to RBT in respect of RBT's Units pursuant to Sections 7.2.1 and 7.2.3.

"Unreturned RBT Capital Contributions" means, as of any date of determination, (i) the product (but not less than zero) of two (2) times the Capital Contributions of RBT, less (ii) the aggregate amount of Distributions paid to RBT in respect of RBT's Units pursuant to Sections 7.2.1 and 7.2.3.

"VWAP" shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the applicable principal market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

(d)               Distributions of Distributable Cash. Section 7.2 of the LLC Agreement is hereby amended and restated in its entirety to provide as follows:

"7.2 Distributions of Distributable Cash. Subject to applicable law, Section 7.5 and Section 12.3 and except in the case of Distributions pursuant to Section  7.1, the Manager shall Distribute all Distributable Cash to the Members on the 31' day of March of each calendar year and at such other time or times as AF and RBT may mutually agree (and at no other times); provided, that the Manager shall Distribute all or a portion of Distributable Cash arising from Capital Transactions at such time or times as AF may designate (and at no other times). Subject to the foregoing, Distributions of Distributable Cash shall be made in the following order and priority:

7.2.1 Additional Capital Preference. First, to RBT and AF, in proportion to the Additional Capital Preference Percentages of each, until the Unreturned RBT Additional Capital Contributions amount is zero;

7.2.2 AF Preference. Next, to AF to the extent of the Unreturned AF Capital Contributions;

7.2.3 RBT Preference. Next, to RBT to the extent of the Unreturned RBT Capital Contributions; and

7.2.4 Percentage Interests. Next, to the Members in proportion to the Members' Percentage Interests."

(e)                 Right of Co-Sale. The second sentence of Section 9.5 of the LLC Agreement is hereby amended and restated in its entirety to provide as follows:

"Each such Non-Transferring Member who timely elects to participate in such sale (a "Participating Member") shall be entitled to sell a portion of its Membership Interest equal to a fraction, the numerator of which is (i) the amount of consideration such Participating Member would receive in accordance with Section 17.1 in a hypothetical sale of 100% of the equity securities of the Company at its fair market value, and the denominator of which is (ii) the Company's fair market value, in each case, determined as of the delivery of the Transfer Notice."

(f)                   Certain References. Sections 12.3, 17.1 and 17.2 of the LLC Agreement are hereby amended to delete in their entirety each reference to Section 7.1.

5.                    Partial Rescission of IRA Waiver. The Parties hereby agree to suspend and rescind in its entirety the waiver set forth in Section 1(b) of the IRA Waiver as it relates to Section 6.2 (Roll Up Into NutraCea) of the Investor Rights Agreement, effective from the date hereof until January 1, 2018. As a result of such rescission, all rights and obligations of the Parties under Section 6.2 (Roll Up Into NutraCea) of the Investor Rights Agreement are hereby reinstated until January 1, 2018. For purposes of Section 6.2 (Roll Up Into NutraCea) of the Investor Rights Agreement and all defined terms used therein, NutraCea shall include any publicly-traded successor to NutraCea.

6.                  Acknowledgement of Ownership. The Parties acknowledge and agree that immediately following the date hereof, and including the effect of the conversion of the Prepayment to a Capital Contribution, but not including the balance of the RBT Additional Capital Contributions, RBT owns 15,227,500 Units (constituting a 67.83% Percentage Interest) and AF owns 7,222,500 Units (constituting a 32.17% Percentage Interest).

7.                    No Further Amendment. The Parties acknowledge and agree that there are no other amendments, changes, waivers or modifications to the Original Agreements other than as set forth in this Amendment, and all other terms of the Original Agreements remain in full force and effect except as expressly modified or waived herein. The Parties agree that except as expressly set forth herein, this Amendment shall not be construed as a waiver by any Party of any of its other rights or obligations under the Original Agreements.

8.                    Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if the Parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Amendment, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party or to any such agreement or instrument, each other Party or party thereto shall re execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

9.                    Headings. The article and section headings of this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

10.                 Effectiveness. This Amendment shall be effective and binding upon all parties to the Original Agreements upon the written consent of the Parties.

11.                 Entire Agreement. This Amendment constitutes the entire agreement among the Parties with respect to the amendment and waiver of the Original Agreements with respect to the subject matter hereof.

12.                Governing Law; Venue. The laws of the State of Delaware, including, with limitation, the Act, shall govern the organization and internal affairs of the Company and the liability of the Members. Nevertheless, to the extent that reference need be made to the law of any state to enforce the decision made in any legal proceeding brought pursuant hereto, the internal laws of the State of New York (without reference to the rules regarding conflict or choice of laws of such State) shall be utilized for such purpose. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

[SIGNATURE PAGE TO FOLLOW]

The Parties have executed this Second Amendment of Investment Agreements as of the date first above written.

RICEBRAN TECHNOLOGIES

By:	/s/ W. John Short
Name: W. John Short
Title: Chief Executive Officer

Address:	6720 N. Scottsdale Road, Suite 390
Scottsdale, Arizona 85253
Facsimile:	(602) 522-3001

AF BRAN HOLDINGS-NL LLC		AF BRAN HOLDINGS LLC

By:	/s/ Ettore V. Biagioni	By:	/s/ Ettore V. Biagioni
Name: Ettore V. Biagioni		Name: Ettore V. Biagioni
Title: President		Title: President

Address:	10 East 53rd Street, 36th Floor	Address:	10 East 53rd Street, 36th
	New York, NY 10022		Floor New York, NY 10022
Facsimile:	(212) 750-0191	Facsimile:	(212) 750-0191

NUTRA SA, LLC		INDUSTRIA RIOGRANDESE DE OLEOS
VEGETAIS LIMITADA

By:	/s/ W. JohnShort	By:	/s/ W. JohnShort
Name: W. John Short		Name: W. John Short
Title:		Title:

Address:	6720 N. Scottsdale Road, Suite 390	Address:
Scottsdale, Arizona 85253
Facsimile:	(602) 522-3001	Facsimile:

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